EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                             APRIL 18, 2002
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VALSPAR UPDATES SECOND QUARTER OUTLOOK


MINNEAPOLIS, MINNESOTA - The Valspar Corporation (NYSE-VAL), a leading coatings manufacturer, announced today that it expects to report earnings per share for the second quarter ending April 26, 2002 at or slightly above $0.65 per share. In February, Valspar estimated that results for the second quarter of 2002 would be in the range of $0.60 to $0.65 per share. Last year's comparable second quarter earnings, adjusted for the goodwill accounting change and this year's higher shares outstanding, would have been $0.50 per share. Valspar expects to report actual second quarter results on May 13, 2002.



      CONTACT: Deborah D. Weiss, Vice President and Treasurer - The Valspar
               Corporation - 612/375-7302



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This press release contains certain "forward-looking" statements. These forward-looking statements are based on management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include risks related to the Company's acquisitions, including risks of adverse changes in the results of acquired businesses; risks of disruptions in business resulting from the integration process; and significantly higher levels of debt for the Company resulting in higher interest costs. The Company also faces general risks and uncertainties, such as the Company's reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of its business; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; changes in the Company's relationships with customers and suppliers; unusual weather conditions that might adversely affect sales; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.